Exhibit 10.3

May 22, 2008

Mr. Roy E. Green

975 Park Avenue

New York, New York

Dear Mr. Green:

This letter sets forth our respective understandings regarding your continued employment by the Company.

Effective as of June 7, 2008, you will resign as Senior Vice President-Finance, Chief Financial Officer, and Treasurer and Secretary.

Effective as of June 8, 2008, you will continue to serve as an employee of the Company on a month-to-month basis until either the Company requests that you resign or you resign, upon two weeks prior written notice to the Company. For these services the Company will pay you $20,416.67 per month, payable at the times and in the manner the Company pays its other employees, and you will continue to participate, at the Company’s expense, in the CIGNA health insurance plan for a period of six months after you cease to be an employee of the Company.

If this agreement correctly sets forth our understanding, please sign the enclosed copy of this letter and return it.

Very truly yours,

/s/ Samuel J. Furrow
Cygne Designs, Inc.
Samuel J. Furrow, CEO

ACCEPTED AND AGREED:

/s/ Roy E. Green
Roy E. Green

11 West 42nd Street 9th Floor New York NY 10036 Tel 212 997 7767 Fax 212 997 7758 Email bmm@cyds.com